MANARIS CORPORATION
                       2006 NONQUALIFIED STOCK OPTION PLAN

                                    ARTICLE I
                                 PURPOSE OF PLAN

The purposes of this Non Qualified Stock Option Plan (the "Plan") of MANARIS CORPORATION (the "Company") is to support and increases the Company's ability to attract, engage and retain individuals of exceptional talent, to provide additional incentive for persons employed or associated with the Company, including without limitation any employee, director, general partner, officer, attorney, accountant, consultant or advisor, is intended to advance the best interests of the Company by providing to those persons who have a substantial responsibility for its management, affairs, and growth by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company.

                                   ARTICLE II
                                   DEFINITIONS

For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

"Board" shall mean the Board of Directors of the Company.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Committee" shall mean the Compensation Committee, or such other committee appointed by the Board, which shall be designated by the Board to administer the Plan. The Committee shall be composed of two or more persons as from time to time are appointed to serve by the Board and may be members of the Board or the entire Board.

"Common Shares" shall mean the Company's Common Shares $0.00001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities.


"Company" shall mean MANARIS CORPORATION, a Nevada Corporation, and any parent or subsidiary corporation of MANARIS CORPORATION, as such terms are defined in
Section 425(e) and 425(f), respectively of the Code.

"Consultant" means any natural person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity and who satisfies the requirements of subsection (c)(1) of Rule 701 under the Securities Act of 1933, as amended.

"Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

"Management" shall mean the Chief Executive Officer, the Chief Financial Officer and all other officers and individuals that may be appointed by the Board.

"Optionee" shall mean any person employed or associated with the affairs of the Company who has been granted one or more Stock Options under the Plan.

"Service Provider" shall mean any Employee, Management or Consultant.

"Stock Option" or "NQSO" shall mean a stock option granted pursuant to the terms of the Plan.

"Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Common Shares hereunder.


                                   ARTICLE III
                           ADMINISTRATION OF THE PLAN

1. The  Board,  the  Committee  or any  person  appointed  by the  Board,  shall administer the Plan and accordingly, it shall have full power to grant Stock Options, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

2. The determination of those eligible to receive Stock Options, and the amount, price, type and timing of each Stock Option and the terms and conditions of the respective stock option agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

3. The Committee may cancel any Stock Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interest of the Company and its shareholders as set forth more fully in paragraph 8 of Article X of the Plan.

4. The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any granted Stock Option, in the manner and to the extent it shall deem necessary to carry it into effect.

5. Any decision made, or action taken, by the Committee or the Board arising out or in connection with the interpretation and administration of the Plan shall be final and conclusive.

6. Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Company may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

7. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan except those resulting form his own gross negligence or willful misconduct. 8. The Company, through its Management, shall supply full and timely information to the Committee on all matters relating to the eligibility of Optionee's, their duties and performance, and current information on any Optionee's death, retirement, disability or other termination of association with the Company, and such other pertinent information as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties hereunder.

                                   ARTICLE IV
                           SHARES SUBJECT TO THE PLAN

1. The total number of shares of the Company available for grants of Stock Options under the Plan shall be 5,000,000 Common Shares, subject to adjustment as herein provided, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

2. If a Stock Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such NQSO shall be available for future grants of Stock Options.

                                    ARTICLE V
                        STOCK OPTION TERMS AND CONDITIONS

1. Consistent with the Plan's purpose, Stock Options may be granted to any person who is performing or who has been engaged to perform services of special importance to management in the operation, development and growth of the Company.

2. Determination of the option price per share for any stock option issues hereunder shall rest in the sole and unfettered discretion of the Committee. 3. All Stock Options granted under the Plan shall be evidenced by agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the provisions set forth in paragraphs 2 through 11 of this Article V.

4. All Stock Options granted hereunder must be granted within ten years from the date this Plan is adopted. 5. No Stock Option granted hereunder shall be exercisable after the expiration of ten years from the date such NQSO is granted. The Committee, in its discretion, may provide that an option shall be exercisable during such ten year period or during any lesser period of time. The Committee may establish installment exercise terms for a Stock Option such that the NQSO becomes fully exercisable in a series of cumulating portions. If an Optionee shall not, in any given installment period, purchase all the Common Shares which such Optionee is entitled to purchase within such installment period, such Optionee's right to purchase any Common Shares not purchased in such installment period shall continue until the expiration or sooner termination of such NQSO. The Committee may also accelerate the exercise of any NQSO.

6. A Stock Option, or portion thereof, shall be exercised by deliver of (i) a written notice of exercise to the Company specifying the number of Common Shares to be purchased, and (ii) payment of the full price of such Common Shares, as fully set forth in paragraph 7 of this Article V. No NQSO or installment thereof shall be reusable except with respect to whole shares, and fractional share interests shall be disregarded. Not less than 100 Common Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the NQSO. Until the Common Shares represented by an exercised NQSO are issued to an Optionee, he/she shall have none of the rights of a shareholder.

7. The exercise price of a Stock Option, or portion thereof, may be paid:


      A. In United States dollars, in cash or by cashier's check, certified check, bank draft or money order, payable to the order of the Company in an amount equal to the option price; or,

      B. At the discretion of the Committee, through the delivery of fully paid and nonassessable Common Shares, with an aggregate fair market value (determined as the average of the highest and lowest reported sales prices on the Common Shares as of the date of exercise of the NQSO, as reported by such responsible reporting service as the Committee may select, or if there were not transactions in the Common Shares on such day, then the last preceding day on which transactions took place), as of the date of the NQSO exercise equal to the option price, provided such tendered shares, or any derivative security resulting in the issuance of Common Shares, have been owned by the Optionee for at least 30 days prior to such exercise; or,

      C. By a combination of both A and B above.

8. The Committee shall determine acceptable methods for tendering Common Shares as payment upon exercise of a Stock Option and may impose such limitations and prohibitions on the use of Common Shares to exercise an NQSO as it deems appropriate.

9. With the Optionee's consent, the Committee may cancel any Stock Option issued under this Plan and issue a new NQSO to such Optionee.

10. Except by will, the laws of descent and distribution, or with the written consent of the Committee, no right or interest in any Stock Option granted under the Plan shall be assignable or transferable, and no right or interest of any Optionee shall be liable for, or subject to, any lien, obligation or liability of the Optionee. Upon petition to, and thereafter with the written consent of the Committee, an Optionee may assign or transfer all or a portion of the Optionee's rights and interest in any stock option granted hereunder. Stock Options shall be exercisable during the Optionee's lifetime only by the Optionee or assignees, or the duly appointed legal representative of an incompetent Optionee, including following an assignment consented to by the Committee herein.

11. No NQSO shall be exercisable while there is outstanding any other NQSO which was granted to the Optionee before the grant of such option under the Plan or any other plan which gives the right to the Optionee to purchase stock in the Company or in a corporation which is a parent corporation (as defined in Section 425(e) of the Code) of the Company, or any predecessor corporation of any of such corporations at the time of the grant. An NQSO shall be treated as outstanding until it is either exercised in full or expires by reason of lapse of time.

12. Any Optionee who disposes of Common Shares acquired on the exercise of a NQSO by sale or exchange either (i) within two years after the date of the grant of the NQSO under which the stock was acquired, or (ii) within one year after the acquisition of such Shares, shall notify the Company of such disposition and of the amount realized upon such disposition. The transfer of Common Shares may also be restricted by applicable provisions of the Securities Act of 1933, as amended.

13. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within thirty (30) days of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If after termination, the Optionee does not exercise his or her Option within the thirty (30) days or within time specified by the Committee, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                                   ARTICLE VI
                    ADJUSTMENTS OR CHANGES IN CAPITALIZATION

1. In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number of kinds of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

      A. Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the NQSO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

      B. Rights under unexercised Stock Options or portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such NQSO's but by an adjustment in the price for each share covered by such NQSO's; or,

      C. Upon any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his/her NQSO in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such NQSO.

2. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

                                   ARTICLE VII
                      MERGER, CONSOLIDATION OR TENDER OFFER

1. If the Company shall be a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all the assets of the Company, each outstanding Stock Option shall pertain and apply to the securities and/or property which a shareholder of the number of Common Shares of the Company subject to the NQSO would be entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.

2. In the event that:

      A. Any person other than the Company shall acquire more than 20% of the Common Shares of the Company through a tender offer, exchange offer or otherwise;

      B. A change in the "control" of the Company occurs, as such term is defined in Rule 405 under the Securities Act of 1933;

      C. There shall be a sale of all or substantially all of the assets of the Company; any then outstanding Stock Option held by an Optionee, who is deemed by the Committee to be a statutory officer ("insider") for purposes of Section 16 of the Securities Exchange Act of 1934 shall be entitled to receive, subject to any action by the Committee revoking such an entitlement as provided for below, in lieu of exercise of such Stock Option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such NQSO, or portion thereof, and, (i) in the event of an offer or similar event, the final offer price per share paid for Common Shares, or such lower price as the Committee may determine to conform an option to preserve its Stock Option status, times the number of Common Shares covered by the NQSO or portion thereof, or (ii) in the case of an event covered by B or C above, the aggregate fair market value of the Common Shares covered by the Stock Option, as determined by the Committee at such time.

3. Any payment which the Company is required to make pursuant to paragraph 2 of this Article VII, shall be made within 15 business days, following the event which results in the Optionee's right to such payment. In the event of a tender offer in which fewer than all the shares which are validity tendered in compliance with such offer are purchased or exchanged, then only that portion of the shares covered by an NQSO as results from multiplying such shares by a fraction, the numerator of which is the number of Common Shares acquired purchase to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of a Stock Option shall be affected by this provision, all or such portion of the NQSO shall be terminated.

4. Notwithstanding paragraphs 1 and 3 of this Article VII, the Company may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provisions; provided, however, that such vote is taken no later than ten business days following public announcement of the intent of an offer of the change of control, whichever occurs earlier.

                                  ARTICLE VIII
                        AMENDMENT AND TERMINATION OF PLAN

1. The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company.

2. No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Stock Option theretofore granted to him/her under the Plan.

3. The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

4. No NQSO may be granted during any suspension of the Plan or after termination of the Plan.

                                   ARTICLE IX
                        GOVERNMENT AND OTHER REGULATIONS

The obligation of the Company to issue, transfer and deliver Common Shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable. Specifically, in connection with the Securities Act of 1933, as amended, upon exercise of any Stock Option, the Company shall not be required to issue Common Shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to take any other affirmative action in order to cause the exercise of a Stock Option or the issuance of Common Shares purchase thereto to comply with any law or regulation of any government authority.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

1. No person shall have any claim or right to be granted a Stock Option under the Plan, and the grant of an NQSO under the Plan shall not be construed as giving an Optionee the right to be retained by the Company. Furthermore, the Company expressly reserves the right at any time to terminate its relationship with an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein, in an option agreement, or in any agreement between the Company and the Optionee.

2. Any expenses of administering this Plan shall be borne by the Company.

3. The payment received from Optionee from the exercise of Stock Options under the Plan shall be used for the general corporate purposes of the Company.

4. The place of administration of the Plan shall be in the State of Nevada, and the validity, contraction, interpretation, administration and effect of the Plan and its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

5. Without amending the Plan, grants may be made to persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions, consistent with the Plan's purpose, different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

6. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted thereunder, an against all amount paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee member shall in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his/her own behalf.

7. Stock Options may be granted under this Plan form time to time, in substitution for stock options held by employees of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of the assets of the employing corporation or the acquisition by the Company of stock of the employing corporation as a result of which it become a subsidiary of the Company. The terms and conditions of such substitute stock options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Director of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but no such variations shall be such as to affect the status of any such substitute stock options as a stock option under Section 422A of the Code.

8. Notwithstanding anything to the contrary in the Plan, if the Committee finds by a majority vote, after full consideration of the facts presented on behalf of both the Company the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his/her association with the Company or any subsidiary corporation which damaged the Company or any subsidiary corporation, or for disclosing trade secrets of the Company or any subsidiary corporation, the Optionee shall forfeit all unexercised Stock Options and all exercised NQSO's under which the Company has not yet delivered the certificates and which have been earlier granted the Optionee by the Committee. The decision of the Committee as to the case of an Optionee's discharge and the damage done to the Company shall be final. No decision of the Committee, however, shall affect the finality of the discharge of such Optionee by the Company or any subsidiary corporation in any manner. Further, if Optionee voluntarily terminates employment with the Company, the Optionee shall forfeit all unexercised stock options.

                                   ARTICLE XI
                                WRITTEN AGREEMENT

Each Stock Option granted hereunder shall be embodied in a written Stock Option Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by the President or any Vice President of the Company, for and in the name and on behalf of the Company. Such Stock Option Agreement shall contain such other provisions as the Committee, in its discretion shall deem advisable.

                                   ARTICLE XII

                                 EFFECTIVE DATE

This Plan shall become unconditionally effective as of the effective date of approval of the Plan by the Board of Directors of the Company. No Stock Option may be granted later than ten (10) years from the effective date of the Plan; provided, however, that the Plan and all outstanding Stock Options shall remain in effect until such NQSO's have expired or until such options are cancelled.

 NUMBER OF SHARES: _______________                DATE OF GRANT: _______________

                      NON QUALIFIED STOCK OPTION AGREEMENT

AGREEMENT   made  this  _____  day  of   __________________,   20____,   between
____________________________ (the "Optionee"), and MANARIS CORPORATION, a Nevada corporation (the "Company").

1. GRANT OF OPTION. The Company, pursuant to the provisions of The 2004 MANARIS CORPORATION Nonqualified Stock Option Plan (the "Plan"), set forth as Attachment A hereto, hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an Option and Purchase from the Company all or any part of an aggregate of _______________ Common Shares, as such Common Shares are now constituted, at the purchase price of $ _______________ per share. The provisions of the Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

2. EXERCISE. The Option evidenced hereby shall be exercisable in whole or in part (but only in multiples of 100 Shares unless such exercise is as to the remaining balance of this Option) on or after __________________, 20___ and on or before _________________, 20___, provided that the cumulative number of Common Shares as to which this Option may be exercised (except as provided in paragraph 1 of Article VI of this Plan) shall not exceed the following amounts:

CUMULATIVE NUMBER OF SHARES                PRIOR TO DATE (NOT INCLUSIVE OF)

The Option evidenced hereby shall be exercisable by the deliver to and receipt by the Company of (i) a written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of shares to be purchased;
(ii) accompanied by payment of the full purchase price thereof in case or certified check payable to the order of the Company, or by fully-paid and nonassessable Common Shares of the Company properly endorsed over to the Company, or by a combination thereof; and, (iii) by return of this Stock Option Agreement for endorsement of exercise by the Company on Schedule I hereof. In the event fully paid and nonassessable Common Shares are submitted as whole or partial payment for Shares to be purchased hereunder, such Common Shares will be valued at their Fair Market Value (as defined in the 2004 Plan) on the date such Shares are received by the Company and applied to payment of the exercise price.

3. TRANSFERABILITY. The Option evidenced hereby is NOT assignable or transferable by the Optionee other than by the Optionee's will, by the laws of descent and distribution, as provided in paragraph 9 of Article V of the Plan. The Option shall be exercisable only by the Optionee during his/her lifetime.

                                        MANARIS CORPORATION

                                        BY:
                                           ----------------------------------
                                                  John G Fraser, President

ATTEST:

----------------------------------------
Secretary

Optionee hereby acknowledges receipt of a copy of the Plan, attached hereto and accepts this Option subject to each and every term and provision of such Plan. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Compensation Committee of the Board of Directors administering the Plan on any questions arising under such Plan. Optionee recognizes that if Optionee's employment with the Company or any subsidiary thereof shall be terminated with cause, or by the Optionee, all of the Optionee's rights hereunder shall thereupon terminate; and that, pursuant to paragraph 10 of Article V of the Plan, this Option may not be exercised while there is outstanding to Optionee any unexercised Stock Option, granted to Optionee before the date of grant of this Option, to purchase Common Shares of the Company or any parent or subsidiary thereof.

Dated:
     -----------------------------------

                                            -----------------------------------
                                            Optionee

                                            -----------------------------------
                                            Type or Print Name

                                            -----------------------------------
                                            Address

                                            -----------------------------------
                                            Social Security No.

Date:
Secretary,

MANARIS CORPORATION
1155 Rene-Levesque, Suite 2720
Montreal, Quebec

Canada H3B 2K8
Dear Sir/Madam:

In accordance with paragraph 2 of the Nonqualified Stock Option Agreement evidencing the Option granted to me on _____________________ under The 2005 MANARIS CORPORATION Nonqualified Stock Option Plan, I hereby elect to exercise this Option to the extent of __________________ Common Shares.

Enclosed are (i) Certificate(s) No.(s) ____________________ representing fully-paid common shares of MANARIS CORPORATION endorsed to the Company with signature guaranteed, and/or a certified check payable to the order of MANARIS CORPORATION in the amount of $_______________ as the balance of the purchase price of $______________ for the Shares which I have elected to purchase and
(ii) the original Stock Option Agreement for endorsement by the Company as to exercise on Schedule I thereof. I acknowledge that the Common Shares (if any) submitted as part payment for the exercise price due hereunder will be valued by the Company at their Fair Market Value (as defined in the Plan) on the date this Option exercise is effected by the Company. In the event I hereafter sell any Common Shares issued pursuant to this option exercise within one year from the date of exercise or within two years after the date of grant of this Option, I agree to notify the Company promptly of the amount of taxable compensation realized by me by reason of such sale for federal income tax purposes.

When the certificate for Common Shares which I have elected to purchase has been issued, please deliver it to me, along with my endorsed Stock Option Agreement in the event there remains an unexercised balance of Shares under the Option, at the following address:

Include Optionee's address here.


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                                          Signature of Optionee


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                                          Type or Print Name